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                                                                      Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-63191) of Hanger Orthopedic Group, Inc. and Subsidiaries of our reports dated March 29, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 29, 2000